Exhibit 1.1

ARES COMMERCIAL REAL ESTATE CORPORATION

6,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: June 17, 2021

CONTENTS

Clause	Page

EXHIBITS

Exhibit A – Underwriters

Exhibit B – List of Persons Subject to Lock-Up

Exhibit C – Form of Individual Lock-Up Agreement

Exhibit D-1 – Form of Corporate Opinion of Kirkland & Ellis LLP

Exhibit D-2 – Form of Tax Opinion of Kirkland & Ellis LLP

Exhibit E – Form of Maryland Opinion of Venable LLP

Exhibit F – Option Securities Which May be Sold

Exhibit G – Price-Related Information

Exhibit H – Issuer General Use Free Writing Prospectuses

Exhibit I – Chief Financial Officer’s Certificate

ii

ARES COMMERCIAL REAL ESTATE CORPORATION

6,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

June 17, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

30 Hudson Yards

500 West 33rd Street, 14th Floor

New York, NY 10001

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

As representatives of the several Underwriters

Ladies and Gentlemen:

Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), and Ares Commercial Real Estate Management LLC, a Delaware limited liability company (the “Manager”), each confirms their respective agreements with each of the Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, and BofA Securities, Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of 6,500,000 shares (the “Initial Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 975,000 additional shares of Common Stock. The Initial Securities to be purchased by the Underwriters and all or any part of the 975,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” To the extent there are no additional Underwriters listed on Exhibit A hereto other than you, the terms “Representatives” and “Underwriters”, respectively, mutatis mutandis, as used herein shall mean you, as Underwriters and Representatives. The terms “Representatives” and “Underwriters” shall mean either the singular or the plural as the context requires. Certain terms used in this Agreement are defined in Section 17 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated June 17, 2021 relating to the Securities and a related prospectus dated August 2, 2019 (the “Base Prospectus”) on the Initial Registration Statement. Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated June 17, 2021 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

Section 1.      Representations and Warranties.

(a)       Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)      Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendment thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Initial Registration Statement was initially filed with the Commission on July 19, 2019.

(2)      Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective, at each time subsequent to the filing of the Initial Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date) and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit G hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties set forth in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(c) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3)      Incorporation by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(4)      Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act Regulations and the PCAOB.

(5)      Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements  under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable.  The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.  No other financial statements are required to be set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(6)      No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case other than as disclosed therein), (A) there has been no material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock.

(7)      Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(8)      Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned, directly or indirectly by the Company, free and clear of any Lien (other than as a result of borrowings pursuant to any indenture or financing transaction or repurchase agreement described in the Registration Statement, the General Disclosure Package or the Prospectus); and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.

(9)      Capitalization. The authorized, issued and outstanding Capital Stock as of March 31, 2021 is as set forth in the line items appearing under the caption “Stockholders’ Equity” in the Company’s unaudited consolidated balance sheet as of March 31, 2021 appearing in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date, the authorized, issued and outstanding Capital Stock will be as set forth in the column entitled the same and in the corresponding line items under such caption (in each case except for subsequent issuances, if any, pursuant to this Agreement, and subsequent issuances or forfeitures pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the General Disclosure Package or the Prospectus, or pursuant to the exercise of options described in the General Disclosure Package or the Prospectus). The shares of issued and outstanding Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.

(10)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(11)    Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration as set forth herein, will be validly issued, fully paid and non-assessable; and the issuance and sale of the Securities to be sold under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.

(12)    Description of Securities. The Common Stock, the Company’s preferred stock, and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.  None of the Company’s securities have been rated by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act).

(13)    Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except for such conflicts, breaches, defaults, Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(14)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit, proceeding, inquiry or investigation, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that (i) is required to be disclosed in the  Registration Statement, the General Disclosure Package or the Prospectus, (ii) would reasonably be expected to result in a Material Adverse Effect or (iii) would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, the General Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(15)    Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Description of Our Capital Stock,” “Summary of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects; and there are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(16)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them or proposed to be operated by them immediately following the offering of the Securities as described in the General Disclosure Package or the Prospectus, except where the failure to own, possess or otherwise be able to acquire such rights in a timely manner, individually or in the aggregate, would not otherwise reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(17)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, except such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA.

(18)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(19)    Title to Property. The Company and its subsidiaries have good and marketable title to the portfolio of commercial real estate loans described in the Registration Statement, the General Disclosure Package and the Prospectus, except for those commercial real estate loans that have nominally been transferred to a lender/buyer counterparty pursuant to a master repurchase agreement, in respect of which the Company has a binding and enforceable right to repurchase such loans from such lender/buyer counterparty, subject to and in accordance with the terms of that repurchase agreement.  All real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, except such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such leases and subleases are in full force and effect in all material respects; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(20)           Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(21)           Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or to the knowledge of the Company, threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order by any governmental body or agency for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries under any Environmental Laws.

(22)           Absence of Registration Rights. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or under the 1933 Act.

(23)           NYSE. The outstanding shares of Common Stock and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE.

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(24)           Tax Returns. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) the Company and its subsidiaries have filed all U.S. federal, state, local and foreign tax returns that are required to be filed or have obtained extensions thereof, (B) such returns are true, correct and complete in all material respects, and (C) the Company and its subsidiaries have paid all taxes shown as due pursuant to such returns or pursuant to any assessments, fines or penalties levied against the Company and its subsidiaries, except for such taxes, assessments, fines or penalties, if any, as are being contested in good faith by appropriate proceedings and for which an adequate reserve has been established in accordance with GAAP.  All tax liabilities of the Company have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed material tax assessments.

(25)           Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in material compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company has given notice to the Company that it is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(26)           Accounting Controls. The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 under the 1934 Act Regulations).  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus is prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the first day of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), and (2) no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statements, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has established “disclosure controls and procedures” (as defined in Rule 13a-15 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act or the rules and regulations of the Commission under the 1934 Act Regulations is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

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(27)           Compliance with the Sarbanes-Oxley Act. The Company and its subsidiaries are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are in effect as of the date hereof and which the Company and its subsidiaries are required to comply with.

(28)           Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(29)           Statistical and Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(30)           Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(31)           Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(32)           OFAC. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(33)           Real Estate Investment Trust Status. The Company made a timely election to be subject to tax as a real estate investment trust (a “REIT”) for its taxable year ending December 31, 2012 and such election has at all times remained in effect. Commencing with its taxable year ending December 31, 2012, (a) the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) the Company has operated and intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code and (c) the Company’s current and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code. The Company has no intention of materially changing its current or proposed method of operations or engaging in activities which would cause it to fail to qualify as a REIT.

(34)           Management Agreement. The management agreement (the “Management Agreement”), dated April 25, 2012 and as amended from time to time, between the Company and the Manager, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and the discretion of the court before which any proceeding may be brought.

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(35)           ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that are subject to Title IV of ERISA. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, other than as would not result in a Material Adverse Effect. Each employee benefit plan established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(36)           Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(37)           Offering Materials. Without limitation to the provisions of Section 18 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus or any amendment or supplements to any of the foregoing and any Permitted Free Writing Prospectuses (as defined in Section 18).

(38)           No Restrictions on Dividends. Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company from paying any dividends or making other distributions on its Capital Stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, any subsidiary of the Company from paying any dividends or making other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interest, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as a result of borrowings, pursuant to any indenture or financing transaction or repurchase agreement described in the Registration Statement, the General Disclosure Package or the Prospectus.

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(39)           Brokers. There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(40)           Permitted Free Writing Prospectuses. Except for the Issuer Free Writing Prospectuses identified in Exhibit H hereto, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any Free Writing Prospectus.

(41)           Testing-the-Waters. The Company has not (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone to engage in Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications.

(42)           Cybersecurity. (A) The Company is not aware of any current (or event or condition that would reasonably be expected to result in any future) security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases used, processed or stored by the Company or its subsidiaries or on behalf of the Company or its subsidiaries (including the Manager) (collectively, “IT Systems and Data”), except for any such security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its subsidiaries’ IT Systems and Data that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect and (B) to the Company’s knowledge, the Company and its subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, operation, redundancy and security of their IT Systems and Data to be used in connection with the Company’s proposed method of operation set forth in the Registration Statement, the Issuer Free Writing Prospectus and the Prospectus. To the Company’s knowledge, the Company and its subsidiaries are presently in compliance with all applicable laws and regulations, judgments and orders of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

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(b)          Representations and Warranties by the Manager. The Manager represents and warrants to each Underwriter as of the date hereof, the Applicable Time, as of the Closing Date, and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

(1)             Certain Information. The information provided by the Manager, its affiliates or one of its subsidiaries set forth under the heading “Business—Ares Commercial Real Estate Management LLC and Ares Management Corporation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 (collectively, the “Manager Package”) is true and correct in all material respects as of the date of the report. As of the date of this Agreement, the Manager has no plan or intention to materially alter its capital investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(2)             Good Standing of the Manager. The Manager has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Management Agreement; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(3)             Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(4)             Authorization of Other Agreements. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and the discretion of the court before which any proceeding may be brought.

(5)             Absence of Defaults and Conflicts. The Manager is not (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreements to which it is bound, or which any of its property or assets is subject, except, in the case of (ii) above, for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Management Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Manager with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Manager pursuant to any agreement to which it is bound or to which any of its property or assets is subject (except for such conflicts, breaches, defaults or Repayment Events or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the limited liability company agreement or other organizational documents of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations.

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(6)             Absence of Proceedings. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, (a) there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Management Agreement or the performance by the Manager of its obligations hereunder or thereunder; and (b) the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(7)             Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement and the Management Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, or state securities laws or as are described in the Registration Statement, the General Disclosure Package or the Prospectus.

(8)             Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any executive officer of the Company or the Manager named in the Registration Statement, General Disclosure Package or the Prospectus plans to terminate his, her or their employment with his, her or their current employer.  Neither the Manager nor, to the knowledge of the Company, any executive officer or key employee of the Company or the Manager named in the Registration Statement, General Disclosure Package and the Prospectus, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package or the Prospectus, except where such violation would not reasonably be expected to constitute a Material Adverse Effect.

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(9)             Internal Controls. The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(10)           Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing the duties set forth in the Management Agreement and disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(11)           Foreign Corrupt Practices Act. The Manager is not aware of nor has it taken any action, directly or indirectly, that has resulted or would result in any violations of the FCPA except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Manager has conducted its businesses in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(12)           Money Laundering Laws. The operations of the Manager is and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager with respect to the Money Laundering Laws is pending or, to the knowledge of the Manager, threatened.

(13)           OFAC. The Manager is not currently subject to any U.S. sanctions administered by the OFAC; and the Manager will not directly or indirectly cause the Company to directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(c)           Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby. Any certificate signed by any officer or other designee of the Manager delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Manager to each Underwriter as to the matters covered thereby.

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Section 2.        Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Underwriters as the Representatives, in their sole discretion, shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $15.66 per Initial Security.

(b)           Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth opposite the names of the Company in Exhibit F hereto at a price per share equal to the price per Initial Security referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 11), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Exhibit F opposite the name of the Company bears to the total number of Option Securities set forth in Exhibit F, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Suite 100, Los Angeles, CA 90071-1560, or at such other place as shall be agreed upon by the Representatives, the Company and the Manager, at 9:00 A.M. (New York City time) on June 22, 2021 (unless postponed in accordance with the provisions of Section 11), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

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In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by an Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

Section 3.      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests. During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Date), the Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Representatives promptly, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto shall have been filed, (ii) of the receipt of any comments from the Commission (together with a copy of any comment letters and any transcript of oral comments and any written responses thereto), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any document incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

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(b)           Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations that will be incorporated by reference in the General Disclosure Package or the Prospectus within 48 hours prior to the Applicable Time. The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations that will be incorporated by reference in the General Disclosure Package or the Prospectus from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement as originally filed and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives, acting on advice of counsel, shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representatives, acting on advice of counsel, shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representatives, acting on advice of counsel, shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representatives, acting on advice of counsel, shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

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(h)           Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)            Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on the NYSE.

(j)            Qualification as a REIT. The Company will use its best efforts to operate in conformity with the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ending December 31, 2012 unless and until such time as the Company’s board of directors determines in good faith that operating in such manner is not in the best interests of the Company and its stockholders.

(k)           Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representatives, directly or indirectly:

(i)               offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

(ii)              file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement), or

(iii)             enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock or other Capital Stock, whether any such swap or transaction is to be settled by the delivery of Common Stock or other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(1)           issue Securities to the Underwriters pursuant to this Agreement,

(2)           issue shares, and options to purchase shares, of Common Stock and restricted stock units and other compensatory equity and equity-based awards pursuant to equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, and effect any registration related thereto,

(3)           issue shares of Common Stock upon the exercise or settlement of compensatory equity or equity-based awards outstanding on the date of this Agreement or issued after the date of this Agreement under equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, and

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(4)           sell, contract to sell or otherwise dispose of or transfer any shares of Common Stock in connection with facilitating the payment of a purchase price or withholding and payment of taxes associated with compensatory equity or equity-based awards outstanding on the date of this Agreement or issued after the date of this Agreement under equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, in accordance with the terms of such equity incentive plans; provided that it shall be a condition to any sale, contract to sale or other disposition or transfer pursuant to this clause (4) that any filing under the Exchange Act related to such sale, contract to sale or other disposition or transfer shall clearly indicate in the footnotes thereto the nature and conditions of such sale, contract to sale or other disposition or transfer.

(l)            Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)          Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and if requested by the Representatives , will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit G hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(n)           New Registration Statement. If, immediately prior to the end of the time period set forth in Rule 415(a)(5) (the “Renewal Deadline”), the Representatives notify the Company in writing that any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new registration statement relating to the Securities, and notify the Representatives when such filing has been made and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will furnish the Representatives with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representatives or counsel for the Underwriters shall object. In any such case, the Company will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new shelf registration statement from and after the time it is filed with the Commission, mutatis mutandis.

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Section 4.      Covenants of the Manager. The Manager covenants with each Underwriter and with the Company that, during the period when a prospectus is required (or but for the exception afforded by Rule 172 would be required) to be delivered under the 1933 Act or the 1934 Act, it shall notify you and the Company of the occurrence of any material events respecting the Manager’s activities, affairs or condition, financial or otherwise, and the Manager will forthwith supply such information to the Company as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

Section 5.      Payment of Expenses.

(a)               Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the issuance and delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Manager, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (not to exceed $5,000) (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities (not to exceed $5,000), (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives (other than the Underwriters) in connection with any presentations or meetings on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, travel, lodging, transportation and other expenses of the officers, directors, counsel and other representatives of the Company (other than the Underwriters) incurred and the cost of any aircraft or other transportation chartered in connection with any such presentations or meetings.

(b)               Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6.      Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Manager contained in Section 1 hereof, or in certificates signed by any officer of the Company, the Manager or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Company and the Manager of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)               Effectiveness of Registration Statement. The Initial Registration Statement, including any Rule 462(b) Registration Statement, has become effective, and at the Closing Date, no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)               Opinion of Counsel for Company. At the Closing Date, the Representatives shall have received (i) the favorable opinion, dated as of the Closing Date, of Kirkland & Ellis LLP, counsel for the Company to the effect set forth in Exhibit D-1 hereto; (ii) the favorable tax opinion, dated as of the Closing Date, of Kirkland & Ellis LLP, counsel for the Company to the effect set forth in Exhibit D-2 hereto; and (iii) the favorable opinion, dated as of the Closing Date, of Venable LLP, special Maryland counsel for the Company to the effect set forth in Exhibit E hereto, each in form and substance reasonably satisfactory to the counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)               Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representatives may reasonably request. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of Venable LLP rendered pursuant to Section 6(b), as to matters arising under the law of the State of Maryland, or other counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, it has relied, to the extent it deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)               Company Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by (i) the President or a Chief Executive Officer of the Company and (ii) the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company in Section 1(a) and 1(c) hereof are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

(e)               Manager Officers’ Certificate. The Representatives shall have received a certificate of the President of the Manager and of a Vice President or the Treasurer of the Manager, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Manager in Section 1(b) and 1(c) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)                Ernst & Young LLP Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)               Chief Financial Officer’s Certificate. At the time of the execution of this Agreement, the Representatives shall have received a certificate of the Chief Financial Officer of the Company, dated the date of this Agreement and in form and substance satisfactory to the Representatives in the form of Exhibit I hereto.

(h)               Bring-down Ernst & Young LLP Comfort Letter. At the Closing Date, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Date, to the effect that Ernst & Young LLP reaffirms the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(i)            Approval of Listing. At the Closing Date or the applicable Option Closing Date, as the case may be, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)            Lock-up Agreements. Prior to the time of execution of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(k)           Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 6 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)               Opinion of Counsel for Company. The favorable opinion of each counsel named in Section 6(b), each in form and substance reasonably satisfactory to the counsel for the Underwriters and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 6(b) hereof.

(2)               Opinion of Counsel for Underwriters. The favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(3)               Company Officers’ Certificate. A certificate, dated such Option Closing Date, signed on behalf of the Company by two of the officers specified in, Section 6(d) hereof, confirming that the certificate delivered at the Closing Date pursuant to Section 6(d) hereof remains true and correct as of such Option Closing Date.

(4)               Manager Officers’ Certificate. A certificate, dated such Option Closing Date, of the President of the Manager and of a Vice President or the Treasurer of the Manager confirming that the certificate delivered at the Closing Date pursuant to Section 6(e) hereof remains true and correct as of such Option Closing Date.

(5)               Bring-down Ernst & Young LLP Comfort Letter. A letter from Ernst & Young LLP, dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five business days prior to such Option Closing Date, and except that such letter shall cover any amendments or supplements to the Registration Statement and the Prospectus subsequent to the Closing Date.

(l)            Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m)          Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that, Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 18 and 22 hereof shall survive any such termination of this Agreement and remain in full force and effect.

Section 7.      Indemnification.

(a)           Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), and its and their officers, directors, employees, partners, members and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “bona fide electronic road show” (as defined in Rule 433) or other materials made available by the Company or with the Company’s consent during certain meetings in connection with the marketing of the offering of the Securities that do not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(3)               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, or in any preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or in any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d) or any “bona fide electronic road show” (as defined in Rule 433) or other materials made available by the Company or with the Company’s consent during certain meetings in connection with the marketing of the offering of the Securities that do not constitute an Issuer Free Writing Prospectus it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(c) hereof.

(b)           Indemnification by the Manager. The Manager agrees to indemnify and hold harmless the Underwriters, their Affiliates, and its and their officers, directors, employees, partners, members and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(1), (2) and (3) above; provided, however, that in the case of the Manager this indemnity agreement shall only apply to any loss, liability, claim, damage or expense if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Manager Package.

(c)           Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Manager, and each of their directors and each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, or the Pre-Pricing Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d) or any “bona fide electronic road show” (as defined in Rule 433) or other materials made available by the Company or with the Company’s consent during certain meetings in connection with the marketing of the offering of the Securities that do not constitute an Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or the Pre-Pricing Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d) or any “bona fide electronic road show” (as defined in Rule 433) or other materials made available by the Company or with the Company’s consent during certain meetings in connection with the marketing of the offering of the Securities that do not constitute an Issuer Free Writing Prospectus consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the first and second paragraphs under the subcaption “Stabilization” appearing under such caption.

(d)               Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 7(a) above shall be selected by the Representatives; and counsel to the Company and the other indemnified parties referred to in Section 7(b) above shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 7(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation or proceeding commenced or threatened, or any claim whatsoever in respect of which (i) any indemnified person is or could have been a party and (ii) indemnification or contribution could be sought under this Section 7 or Section 8 hereof, unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.

(e)               Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 8.      Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Manager on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Manager on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Manager on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Manager on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each officer, director, employee, partner, member or selling agent of any Underwriter or its Affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

Section 9.      Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or selling agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company, and shall survive delivery of and payment for the Securities.

Section 10.  Termination of Agreement.

(a)               Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE Amex has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)               Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 18, and 22 hereof shall survive such termination and remain in full force and effect.

Section 11.  Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date, if any, to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)               if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)               if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date, if any, that is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

Section 12.  Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

Section 13.  Notices. All notices and other communications hereunder shall be in writing, and shall be deemed to have been duly given if mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representatives at Morgan Stanley & Co. LLC at 1585 Broadway, New York, NY 10036-8293, telephone no. (667)-312-4054; Wells Fargo Securities, LLC at 30 Hudson Yards, 500 West 33rd Street, 14th Floor, New York, NY 10001, telephone no. (800)-326-5897; BofA Securities, Inc. at One Bryant Park, New York, NY 10036, Attention of Syndicate Department, fax no. (212) 230-8730, with a copy to Attention: ECM legal, fax no. (212) 230-8730; notices to the Company or the Manager shall be directed to the office of the Company at 245 Park Avenue, 42nd Floor, New York, New York 10167, Attention of Anton Feingold, fax no. (212) 750-1777 (with such fax to be confirmed by telephone to (646) 259-4842).

Section 14.  Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Manager and their respective successors and the controlling persons and other indemnified parties referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Manager and their respective successors, and said controlling persons and other indemnified parties and their heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15.  GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 16.  Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

Section 17.  Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Agreement” means this Underwriting Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

“Applicable Time” means 4:00 p.m. (New York City time) on June 17, 2021.

“Capital Stock” means any Common Stock, preferred stock or other capital stock of the Company.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other material contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-232742), as amended (if applicable), at the time it became effective, including the Rule 430B Information.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit H hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement, subject to extension of such period as provided herein.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Pre-Pricing Prospectus” means the preliminary prospectus supplement dated June 17, 2021 relating to the Securities and the accompanying base prospectus dated August 2, 2019.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Repayment Event” means any event or condition that gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“Rule 163,” “Rule 163B,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Initial Registration Statement at the time it first became effective but is deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Management Agreement and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

Section 18.  Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided that the prior written consent of the Company and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit H hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rules 164 and 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H hereto are Permitted Free Writing Prospectuses.

Section 19.  Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)               each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters has advised or is advising the Company on other matters;

(b)               the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c)               it is aware that the Underwriters and their respective Affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)               it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, including stockholders, employees or creditors of Company.

Section 20.  Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 21.  Consent to Jurisdiction. The Company, the Manager and the Underwriters hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

Section 22.  Recognition of the U.S. Special Resolutions Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

40

Section 23.  Counterparts. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

41

If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Manager in accordance with its terms.

Very truly yours,

ARES COMMERCIAL REAL ESTATE CORPORATION

By	/s/ Anton Feingold
Name: Anton Feingold
Title: General Counsel, Vice President and Secretary

ARES COMMERCIAL REAL ESTATE MANAGEMENT LLC

By	/s/ Anton Feingold
Name: Anton Feingold
Title: Vice President and Assistant Secretary

42

By:	Morgan Stanley & Co. LLC

By	/s/ Mark Campbell
Authorized Signatory

By:	Wells Fargo Securities, LLC

By	/s/ Lear Beyer
Lear Beyer
Managing Director

By:	BofA Securities, Inc.

By	/s/ Chris Porter
Chris Porter
Managing Director

As representatives of the several Underwriters

43

Exhibit A

Name of Underwriter	Number of Initial Securities
Morgan Stanley & Co. LLC	2,059,200
Wells Fargo Securities, LLC	1,950,000
BofA Securities, Inc	1,625,000
BTIG, LLC	216,450
JMP Securities LLC	216,450
Keefe, Bruyette & Woods, Inc	216,450
Raymond James & Associates, Inc	216,450
Total	6,500,000

Exhibit B

LIST OF PERSONS SUBJECT TO LOCK-UP

1.	Rand S. April

2.	Michael J Arougheti

3.	William S. Benjamin

4.	Caroline E. Blakely

5.	William L. Browning

6.	Bryan Patrick Donohoe

7.	Anton Feingold

8.	Edmond N. Moriarty III

9.	David A. Roth

10.	James E. Skinner

11.	Tae-Sik Yoon

B-1

Exhibit C

FORM OF LOCK-UP AGREEMENT

June 17, 2021

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Wells Fargo Securities, LLC

30 Hudson Yards

500 West 33rd Street, 14th Floor

New York, NY 10001

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

As representatives of the several Underwriters

Re:     Proposed Follow on Public Offering of Common Stock by Ares Commercial Real Estate Corporation

Ladies and Gentlemen:

The undersigned, a stockholder, officer and/or director of Ares Commercial Real Estate Corporation, a Maryland corporation (the “Company”), understands that Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., JMP Securities LLC, Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 30 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or publicly file or cause to be publicly filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to prohibit the Company from taking any action that the Company is permitted to take under Section 3(k) of the Underwriting Agreement, and it shall not be deemed a breach of this lock-up agreement for any officer or director to approve and carry out any such action, in his or her capacity as an officer or director of the Company.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer or pledge the Lock-Up Securities without the prior written consent of the Underwriters, provided that (1) the Underwriters receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, pledgee or transferee, as the case may be, (2) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) during the lockup period, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the lockup period:

(i)	as a bona fide gift or gifts; or

(ii)	upon death by will or intestacy to a member of the immediate family of the undersigned or to any individual, partnership (including a limited partnership), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, foreign government or other entity, that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the undersigned or for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned or to a charitable organization; or

(iii)	any bona fide gifts to any charitable organization; or

(iv)	to any individual, partnership (including a limited partnership), corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, foreign government or other entity, that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the undersigned or for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or

(v)        in connection with a pledge of Common Stock; or

(vi)        in connection with a forfeiture to the Company in accordance with the Ares Commercial Real Estate Corporation Second Amended and Restated 2012 Equity Incentive Plan (the “Plan”).

For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Furthermore, the undersigned may sell shares of Common Stock of the Company or other securities convertible into or exchangeable for, or that represent the right to receive, Shares of Common Stock of the Company acquired in the Public Offering or purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission during the lockup period and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the lockup period.

C-2

Notwithstanding anything to the contrary herein, the undersigned shall be permitted to (A) participate in, and establish a contract, instruction or plan meeting the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”), at any time during the 30-day lock-up period; provided that, prior to the expiration of the 30-day lock-up period, (x) with respect to any 10b5-1 Plan entered into after the date hereof, the undersigned shall not sell any of the undersigned’s Lock-Up Securities under such 10b5-1 Plan and (y) the undersigned shall not make any public announcement with respect to such 10b5-1 Plan entered into after the date hereof, (B) sell shares of Common Stock pursuant to a 10b5-1 Plan, as existing as of the date hereof, if then permitted by the Company and applicable law; provided that, any filing made under the Exchange Act in connection therewith shall state that such sales were effected pursuant to a Rule 10b5-1 trading plan adopted by the undersigned or (C) sell, contract to sell or otherwise dispose of or transfer shares of Common Stock to cover the purchase price or tax withholding obligations in connection with the exercise, vesting or settlement of equity or equity-based awards granted under the Plan, if then permitted by the Company and applicable law; provided that, any filing made under the Exchange Act in connection therewith shall clearly state in the footnotes that such sales were effected to cover the purchase price or tax withholding obligations in connection with the vesting of restricted stock units granted to the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representative and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up agreement shall lapse and become null and void if the Underwriting Agreement shall have been terminated prior to the Closing Time. This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows.]

C-3

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

Very truly yours,
Signature:
Print Name:

Exhibit D-1

FORM OF KIRKLAND & ELLIS LLP CORPORATE OPINION

Exhibit D-2

FORM OF KIRKLAND & ELLIS TAX OPINION

Exhibit E

FORM OF OPINION OF VENABLE LLP

E-1

Exhibit F

OPTION SECURITIES WHICH MAY BE SOLD

Name of Underwriter	Number of Option Securities
Morgan Stanley & Co. LLC	308,880
Wells Fargo Securities, LLC	292,500
BofA Securities, Inc	243,750
BTIG, LLC	32,467
JMP Securities LLC	32,468
Keefe, Bruyette & Woods, Inc	32,468
Raymond James & Associates, Inc	32,467
Total	975,000

F-1

Exhibit G

PRICE-RELATED INFORMATION

The price per Security to the public is: Variable price offering on an investor by investor basis.

Exhibit H

ISSUER GENERAL USE FREE WRITING PROSPECTUS

None.

Exhibit I

CHIEF FINANCIAL OFFICER’S CERTIFICATE